EXHIBIT 99.1
                                                                     SCHEDULE A


                      Executive Officers and Directors (*)
                                       of
                              Roche Holdings, Inc.


     The names of the Directors and the names and titles of the Executive Officers of Roche Holdings, Inc. and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.

Name, Business Address                  Present Principal Occupation

* Dr. h.c. Fritz Gerber.................Chairman of the Board and President

* Dr.  Henri B. Meier...................Businessman

Marcel Kohler...........................Vice President Controller and Secretary
One Commerce Center, Suite 1050         of Roche Holdings, Inc.
Wilmington, DE 19801


                                                                     SCHEDULE B


                      Executive Officers and Directors (*)
                                       of
                               Roche Finance Ltd

     The names of the Directors and the names and titles of the Executive Officers of Roche Finance Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.

Name, Business Address                  Present Principal Occupation

* Dr. h.c. Fritz Gerber.................Chairman of the Board and President

* Dr. Franz B. Humer....................Executive Officer

* Dr. Henri B. Meier....................Businessman

                                                                     SCHEDULE C


                        Executive Officers and Directors
                                       of
                               Roche Holding Ltd

     The names of the Directors and the names and titles of the Executive Officers of Roche Holding Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen, except that Mr. Brabeck-Letmathe is an Austrian citizen, Mr. von Prondzynski is a German citizen, Professor Bell is a Canadian citizen and Mr. Burns and Professor Knowles are citizens of the United Kingdom. Dr. Gottlieb A. Keller is the Secretary to the Board of Directors. Mr. Pierre Jaccoud is the Secretary to the Executive Committee.

Board of Directors                Dr. Franz B. Humer                            Chairman

                                  Dr. Andres F. Leuenberger                     Vice-Chairman

                                  Dr. Rolf Hanggi                               Vice-Chairman

                                  Mr. Peter Brabeck-Letmathe                    Chief Executive Officer of Nestle
                                  Nestle SA
                                  Avenue Nestle, CH-1800 Verey

                                  Mr. Andre Hoffman                             Businessman
                                  Massellaz S.A.
                                  Place du Casino 4
                                  1110 Morges

                                  Dr. h.c. Fritz Gerber                         Businessman

                                  Dr. Henri B. Meier                            Businessman

                                  Dr. Andreas Oeri                              Surgeon
                                  Praxisgemeinschaft Clarahof
                                  Clarahofweg 19a
                                  CH-4005 Basel

                                  Professor John Bell                           University Professor
                                  Nuffield Professor of Clinical Medicine
                                  University of Oxford
                                  Level 7, John Radcliffe Hospital
                                  Headington, Oxford OX 3 9DU
                                  United Kingdom

                                  Mr.Walter Frey                                Chairman of the Board of Directors
                                  Prasident des Verwaltungsrates                of Emil Frey A.G.
                                  Emil Frey AG
                                  Badenerstrasse 600
                                  8048 Zurich




Executive Committee               Dr. Franz B. Humer                            Chief Executive Officer

                                  Mr. William M. Burns                          Pharmaceuticals Division

                                  Mr. Heino von Prondzynski                     Diagnostics Division

                                  Dr. Markus Altwegg                            Vitamins and Fine Chemicals
                                                                                Division

                                  Mr. Richard Laube                             Pharma Consumer Health

                                  Professor Jonathan Knowles                    Global Pharmaceutical Research

                                  Dr. Daniel Villiger                           Corporate Services